UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2007

CHINA PREMIUM LIFESTYLE ENTERPRISE, INC.
(Exact name of registrant as specified in Charter)

Nevada	333-120807	11-3718650
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

10/F, Wo Kee Hong Building
585-609 Castle Peak Road
Kwai Chung, N.T. Hong Kong
(Address of Principal Executive Offices)

(852) 2954-2469
(Issuer Telephone number)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On November 6, 2008, the Board of Directors (the “Board”) of China Premium Lifestyle Enterprise Limited (the “Company”), appointed Leung Yun Fai as an independent non-executive director of the Company to fill the vacancy left by the resignation of Mr. Federico G. Cabo. Mr. Leung’s initial term will expire after the Company’s annual meeting of stockholders in 2008. Mr. Leung was not appointed to the Board pursuant to any arrangements or understandings between Mr. Leung and any other person. The Board has not appointed Mr. Leung to serve on any committee of the Board.

Mr. Leung, 52 years old, has been a senior manager at HLM & Co a certified public accounting firm since June 2004. From March 2000 to June 2004, Mr. Leung was a director at High Progress Consultants LTD where he worked in finance and investment projects. Mr. Leung is also currently a director of G-Prop (Holdings) Ltd., a Hong Kong listed public company, and High Progress Consultants Ltd. Mr. Leung received his BBA from Newport University.

Mr. Leung is not a party to any transactions listed in Item 404(a) of Regulation S-K.

The Company intends to provide US$20,000 annual compensation to Mr. Leung for his services as a director.

New Executive Officer Employment Agreements

On November 6, 2008, the Company entered into employment agreements with certain of its executive officers upon the expiration of the prior employment agreements for such officers. The following are summaries of the Company’s employment agreements with the re-appointed executive officers. Copies of these employment agreements are attached hereto as Exhibits 10.1 through 10.3 and are incorporated herein by reference. The descriptions in these summaries are qualified, in their entirety, by the text of such exhibits.

The Company entered into an Employment Agreement with Mr. Richard Man Fai Lee on November 6, 2008. Effective November 6, 2008, Mr. Lee was re-appointed Chief Executive Officer and President of the Company and his salary is US$148,320 per year for a term of two years. Such salary is subject to an annual review and upward adjustment or no adjustment in the sole discretion of the Company. Mr. Lee is also eligible for a bonus for each calendar year in an amount to be determined by the Company’s Board of Directors. Pursuant to the terms of the agreement, Mr. Lee is also entitled to receive reimbursements for all reasonable and necessary business and entertainment expenses, including but not limited to expenses for business development, travel, meals and accommodations that Mr. Lee incurs in connection with the performance of his duties. Mr. Lee is also entitled to all insurance and other benefit plans and policies maintained for the Company’s senior executives, as well as being entitled to coverage under the Company’s indemnification policies and director and officer liability policies in amounts reasonably determined by the Company.

The Company entered into an Employment Agreement with Mr. Herbert Adamczyk on November 6, 2008. Effective November 6, 2008, Mr. Adamczyk was re-appointed Chief Operating Officer of the Company and his salary is US$98,880 per year for a term of two years. Such salary is subject to an annual review and upward adjustment or no adjustment in the sole discretion of the Company. Mr. Adamczyk is also eligible for a bonus for each calendar year in an amount to be determined by the Company’s Board of Directors. Pursuant to the terms of the agreement, Mr. Adamcyzk is also entitled to receive reimbursements for all reasonable and necessary business and entertainment expenses, including but not limited to expenses for business development, travel, meals and accommodations that Mr. Adamczyk incurs in connection with the performance of his duties. Mr. Adamczyk is also entitled to all insurance and other benefit plans and policies maintained for the Company’s senior executives, as well as being entitled to coverage under the Company’s indemnification policies and director and officer liability policies in amounts reasonably determined by the Company.

The Company entered into an Employment Agreement with Mr. Joseph Tik Tung Wong on November 6, 2008. Effective November 6, 2008, Mr. Wong was re-appointed Chief Financial Officer and Treasurer of the Company and his salary is US$61,800 per year for a term of two years. Such salary is subject to an annual review and upward adjustment or no adjustment in the sole discretion of the Company. Mr. Wong is also eligible for a bonus for each calendar year in an amount to be determined by the Company’s Board of Directors. Pursuant to the terms of the agreement, Mr. Wong is also entitled to receive reimbursements for all reasonable and necessary business and entertainment expenses, including but not limited to expenses for business development, travel, meals and accommodations that Mr. Wong incurs in connection with the performance of his duties. Mr. Wong is also entitled to all insurance and other benefit plans and policies maintained for the Company’s senior executives, as well as being entitled to coverage under the Company’s indemnification policies and director and officer liability policies in amounts reasonably determined by the Company.

All of the above-described Employment Agreements state that the executive officer’s (the “Executive”) employment may be terminated prior to the expiration the agreement’s two year term upon the occurrence of the following: (a) voluntarily termination of the agreement by the Executive giving three (3) months’ notice in writing; (b) the Executive’s death; (c) upon termination of the Executive by the Company for "cause", which is defined as any of the following: (i) the Executive is convicted of, or pleads nolo contendere to, a felony, (ii) the Executive has committed an act of fraud, bad faith or willful misconduct against the Company that is materially detrimental to the Company, or (iii) the Executive has materially breached any of the terms of this Agreement after written notice has been provided by the Company to the Executive regarding the specific nature of such breach and the Executive fails to cure such breach within thirty (30) days; (d) upon the good faith determination of the Board that the Executive has become so physically or mentally incapacitated or disabled as to be unable to satisfactorily perform his duties hereunder for a period of one hundred twenty (120) consecutive calendar days or for one hundred eighty (180) days in any three hundred sixty (360) day period, such determination based upon a certificate as to such physical or mental disability issued by a licensed physician and/or psychiatrist (as the case may be) mutually agreed upon by the Executive and the Company; (e) upon termination of the Executive by the Company for any reason other than for "cause" as defined in (c) above; and (f) upon termination by the Executive of his/her employment for “good reason” which is defined as the occurrence of any of the following events without the express written consent of the Executive: (i) reduction in the Executive's Salary or the benefits set forth above, and (ii) the Company breaching any of the terms of the Employment Agreement.

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Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated November 6, 2008, by and between the Company and Mr. Richard Man Fai Lee.

10.2	Employment Agreement, dated November 6, 2008, by and between the Company and Mr. Herbert Adamczyk.

10.3	Employment Agreement, dated November 6, 2008, by and between the Company and Mr. Joseph Tik Tung Wong.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2008

CHINA PREMIUM LIFESTYLE ENTERPRISE, INC.

By:	/s/ Joseph Tik Tung Wong
Name: Joseph Tik Tung Wong
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated November 6, 2008, by and between the Company and Mr. Richard Man Fai Lee.

10.2	Employment Agreement, dated November 6, 2008, by and between the Company and Mr. Herbert Adamczyk.

10.3	Employment Agreement, dated November 6, 2008, by and between the Company and Mr. Joseph Tik Tung Wong.